OPTION HOLDER: Philip Goodman

                    THIS OPTION EXPIRES ON FEBRUARY 18, 2004

                              STOCK PURCHASE OPTION

                     To Subscribe for and purchase Shares of

                      CALLFREE TELECOM COMMUNICATIONS,INC.

     THIS CERTIFIES THAT, for value received, Philip Goodman or his Designees ("Optionee") are entitled to purchase from Callfree Telecom Communications, Inc., a New York corporation ("Optionor/the Company"), up to 40,000 restricted Shares of Common Stock ~.001 par value per share at, an option purchase price of $7.00 per share (the "Option"), pursuant to Rule 144 of the Securities Act of 1933,' as amended (the "Act") Optionor warrants and represents that upon exercise and payment, the optioned share will be fully paid and non-assessable shares of the Company's Common Stock1 $.00l par value per share.

     This Option may be exercised in whole or in part at any time commencing February 18, 2000 and terminating on February 18, 2004 (the "Expiration Date").

     Any Option not exercised by the Expiration Date expires automatically.

     This Option may be sold, transferred, assigned or hypothecated by Optionee for the life of the Option. During the life of this Option, it may also be transferred by the laws of descent by Optionee.

     By acceptance of this Option, the Optionee agrees that, prior to the disposition of any shares of common stock purchased upon the exercise of this Option, the Optionee will comply with the provisions of the Act as then in force1 or any similar federal statute then in force, and the rules and regulations then in effect.

     The Optionor covenants and agrees that the optioned shares when issued, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to their issue.

     The Optionee will not have any of the rights, privileges, or liabilities af a Shareholder of the Company (either in law or equity) prior to the purchase of shares subject to this Option.

     IN WITNESS WHEREOF, the Optionor has caused this Option to be signed this 19th day of February, 1999.


                                            CALLFREE TELECOM COMMUNICATIONS,INC.

                                            By: /s/ Stuart Radin
                                                --------------------------------
                                                Stuart Radin, President